Exhibit 10.20

COTTONWOOD COMMUNITIES, INC.

FORM OF TIME-BASED

LTIP UNIT AWARD AGREEMENT

Name of the Participant:                      (the “Participant”)

No. of LTIP Units Issued:

Grant Date: [            ] [    ], 2020

RECITALS

A.    Cottonwood Communities, Inc., a Maryland corporation (the “Company”) wishes to reward and incentivize the Participant, who performs valuable services for the benefit of the Company and Cottonwood Communities O.P., L.P., a Delaware partnership (the “Partnership” and, together with the Company, “Cottonwood”).

B.    Pursuant to the Amended and Restated Limited Partnership Agreement (as amended and supplemented from time to time, the “LP Agreement”) of the Partnership, the Company hereby grants the Participant this award (the “Award”) and hereby causes the Partnership to issue to the Participant, the number of LTIP Units (as defined in the LP Agreement) set forth above (the “Award LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the LP Agreement. Unless otherwise indicated, capitalized terms used herein but not otherwise defined shall have the meanings given to those terms in the LP Agreement.

C.    The Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (either such entity shall be referred to herein as the “Committee”) has determined that the Participant is entitled to receive the Award LTIP Units.

NOW, THEREFORE, the Company, the Partnership and the Participant agree as follows:

1.    Effectiveness of Award. The Participant shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the LP Agreement (attached hereto as Exhibit A). Upon execution of this Agreement by the Participant, the Partnership and the Company, the books and records of the Partnership maintained by the General Partner shall reflect the issuance to the Participant of the Award LTIP Units. Thereupon, the Participant shall have all the rights of a Limited Partner of the Partnership with respect to a number of LTIP Units equal to the Award LTIP Units, subject, however, to the restrictions and conditions specified in Section 2 below and elsewhere herein. The LTIP Units are uncertificated securities of the Partnership and upon the Participant’s request the General Partner shall confirm the number of LTIP Units issued to the Participant.

2.    Vesting of Award LTIP Units. The Award LTIP Units shall become vested on the Vesting Date or Dates specified in the following schedule so long as the Participant remains an employee of the Employer on such Dates. If a series of Vesting Dates is specified, then the Award LTIP Units shall become vested only with respect to the number of Award LTIP Units specified as vested on each such date. There shall be no proportionate or partial vesting of Award LTIP Units in or during the months, days or periods between each Vesting Date.

Vesting Dates	Number of Units Vesting Per Year	Percent of Units Vested
January 1, 20XX	XX	25%
January 1, 20XX	XX	50%
January 1, 20XX	XX	75%
January 1, 20XX	XX	100%
Total Vesting	XXX	100%

In the event of termination of the Participant’s employment (a) by the Participant for Good Reason, (b) by the Company without Cause or (c) by reason of the Participant’s death or disability, the Participant shall become fully vested in all of his or her Award LTIP Units. If the Participant’s employment with the Employer terminates for any other reason, any Award LTIP Units held by the Participant that have not vested as of such date shall automatically and without notice terminate and be terminated and neither the Participant nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units. The Participant shall retain his or her right to any vested Award LTIP Units.

Notwithstanding anything herein to the contrary, to the extent the Participant is party to an employment agreement with the Employer that provides for the treatment of unvested equity awards in certain employment terminations, and subject to compliance by the Participant with the requirements of such employment agreement related to such termination, the vesting of any unvested Award LTIP Units shall be subject to the terms of such employment agreement.

In the event of the occurrence of a Change in Control, all outstanding Award LTIP Units shall become fully vested.

(a)    Distributions. The LTIP Unit Distribution Participation Date with respect to the Award LTIP Units is the Grant Date and distributions shall be paid to the Participant to the extent provided for in the LP Agreement. Distributions paid on an Award LTIP Units will equal the distribution paid on the Common Units at the time the distribution is paid. For the avoidance of doubt, all distributions paid with respect to Award LTIP Units shall be fully vested and non-forfeitable.

3.    Adjustments. The Award LTIP Units shall be subject to adjustment in the circumstances described in and in accordance with the LP Agreement.

4.    Compensation Recoupment Policy. This Award shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to the Participant and to Awards of this type.

5.    Interpretation by Committee. This Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the LP Agreement. In the event of any discrepancy or inconsistency between this Agreement and the LP Agreement, the terms and conditions of the LP Agreement shall control except that in the case of a Change in Control, the provisions of this Agreement shall control. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to interpretation of the Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Committee shall be final and binding upon all persons.

6.    Defined Terms. For purposes of this Agreement, the following defined terms shall have the meanings specified herein:

(a)    “Cause” means (a) if the Participant is a party to an employment agreement with the Employer, and “Cause” is defined therein, such definition, or (b) if the Participant is not party to an employment agreement that defines “Cause,” Cause shall mean, (i) conduct by the Participant which would reasonably be expected to result in material injury or reputation harm to the Employer; (ii) conduct by the Participant constituting gross negligence or willful misconduct in the performance of his or her duties; (iii) the material violation by the Participant of any written policy and ethics, as in effect on the Grant Date and as subsequently changed from time to time; or (iv) the commission by the Participant of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud.

(b)    “Change in Control” means: (i) the acquisition in one or more transactions by any Person, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of Common Stock, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company or the Partnership other than a sale or other conveyance by the Company to an entity at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportion as their ownership of the Common Stock immediately prior to such sale or other conveyance; (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company or a direct or indirect subsidiary of the Company that results in the voting securities of the Company outstanding immediately prior to such transaction representing (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) less than 50% of the combined voting power of the securities of the surviving entity or its parent outstanding immediately after such transaction and (iv) a Capital Transaction. For the avoidance of doubt, an initial public offering of Common Stock shall not be considered a Change in Control for purposes of this Agreement.

(c)    “Common Stock” means shares of common stock of the Company.

(d)    “Employer” means either the Company, the Partnership or any affiliate that employs the Participant.

(e)    “Good Reason” means (a) if the Participant is party to an employment agreement with the Employer, and “Good Reason” is defined therein, such definition, or (b) if the Participant is not party to an employment agreement that defines “Good Reason,” Good Reason shall mean that the Participant has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events: (i) a material diminution in the Participant’s responsibilities, authority or duties; (ii) a material diminution in the Participant’s base salary and cash bonus opportunity; (iii) a change in the geographic location at which the Participant provides services to the Company by at least 50 miles; or (iv) a material breach by the Company of this Agreement. “Good Reason Process” shall mean that (A) the Participant reasonably determines in good faith that a “Good Reason” condition has occurred; (B) the Participant notifies the Company in writing of the first occurrence of the Good Reason condition within 30 days of the first occurrence of such condition; (C) the Participant cooperates in good faith with the Company’s efforts, if any, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (D) notwithstanding such efforts, the Good Reason condition continues to exist; and (E) the Participant terminates his or her employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(f)    “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than (i) employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company (ii) an underwriter of the Common Stock in a registered public offering or (iii) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock.

7.    Restrictions on Transfer. None of the Award LTIP Units granted hereunder nor any of the units of the Partnership into which such Award LTIP Units may be converted (the “Award Common Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law or by conversion into units of the Partnership (each such action a “Transfer”) until the later of the date that (a) the Award LTIP Units vest and (b) is two (2) years after the Grant Date. From and after such date, any Transfer of Award LTIP Units or Award Common Units shall be in accordance with the provisions of the LP Agreement. Additionally, all Transfers of Award LTIP Units or Award Common Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended, the “Securities Act”). In connection with any Transfer of Award LTIP Units or Award Common Units, the Partnership may require the Participant to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award Common

Units not in accordance with the terms and conditions of this Section 8 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Common Units. Except as otherwise provided herein, this Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8.    Legend. The records of the Partnership and any other documentation evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the LP Agreement.

9.    Tax Matters; Section 83(b) Election. The Participant may make an election to include in gross income in the year of transfer the fair market value of the unvested Award LTIP Units hereunder pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder.

10.    Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award LTIP Units granted hereunder, the Participant will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Company may cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from Award LTIP Units granted to the Participant with an aggregate value that would satisfy the withholding amount due. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

11.    Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Participant acknowledges that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Participant’s rights under this Agreement without the Participant’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Participant or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Participant or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

12.    Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Participant is a party which specifically refers to the Award LTIP Units or to the treatment of compensatory equity held by the Participant generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

13.    Investment Representation; Registration. The Participant hereby warrants and represents to and agrees with the Company as follows:

(a)    The LTIP Units issued pursuant to this Agreement will be acquired for the account of the Participant for investment only and not with a view to, nor with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. The Participant acknowledges that the issuance of the LTIP Units has not been, and will not be, registered under the Securities Act, and the rules and regulations thereunder, or the securities or real estate syndication laws of any state or other jurisdiction, and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable laws of states or other jurisdictions or an exemption from such registration is available. The Participant acknowledges that the Company does not have any intention of registering the resale of any LTIP Units issued hereunder under the Securities Act or of supplying the information necessary for the Participant to sell any such LTIP Units; and that the Company and the Partnership shall be organized and operated so as to be exempt from registration under the Investment Company Act of 1940, as amended, and from the provisions of that statute designed to protect investors.

(b)    The Participant also understands that the transfer of any LTIP Units issued pursuant to this Agreement will be subject to restrictions contained in the LP Agreement, as well as the restrictions set forth in this Agreement.

(c)    The Participant acknowledges that (i) he or she has no obligation whatsoever to acquire the LTIP Units issued pursuant to this Agreement, (ii) his or her acquisition of the LTIP Units issued pursuant to this Agreement is not, and will not be, in any way whatsoever a condition of continued employment with the Company or any entity affiliated with the Company, (iii) neither the offer to the Participant of the opportunity to acquire the LTIP Units or any shares of Common Stock issued pursuant to this Agreement nor this Agreement, shall be deemed to constitute a contract of employment or to impose any obligation upon the Company or any of its affiliates to continue to employ the Participant, and (iv) nothing stated or implied in this Agreement, in the LP Agreement shall be construed to abrogate, amend or otherwise affect any rights or obligations with respect to employment which the Company or any of its affiliates or the Participant may otherwise have by agreement or under law.

(d)    The Participant acknowledges that he or she has been furnished a copy of the LP Agreement, has carefully read and understands the provisions of the LP Agreement, has had the opportunity to ask questions of the Company and has received answers from the Company concerning the provisions of the LP Agreement, and the terms and conditions of the offering of the LTIP Units. The Participant further acknowledges that he or she has been furnished information regarding the activities of the Company, has had the opportunity to ask questions of the Company concerning such activities, and is satisfied with all such information and such answers as he or she has received. The Participant acknowledges that no representation has been made by the Company otherwise by or on behalf of the Company as to any current value of the assets held by the Company or as to any prospective return on any LTIP Units issued pursuant to this Agreement. The Participant further acknowledges that he or she has not relied, in connection with the acquisition of the LTIP Units, upon any representations, warranties or agreements other than those set forth in this Agreement or the LP Agreement. The Participant further acknowledges that he or she provides services to the Company on a regular basis and that, in such capacity, the Participant has access to all such information, and has such experience and involvement in connection with the business and operations of the Company, as the Participant believes to be necessary and appropriate to make an informed decision to accept the LTIP Units granted pursuant to this Agreement.

(e)    The Participant acknowledges that neither the Company nor any of its affiliates is rendering any tax, legal or financial advice or recommendation to acquire the LTIP Units issued pursuant to this Agreement. The Participant has been informed that he or she should consult his or her own tax, legal and financial advisors to the extent the Participant seeks advice regarding these matters.

(f)    The Participant makes the representation regarding his or her status as an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act as set forth below the Participant’s name on the signature page hereto.

(g)    So long as the Participant holds LTIP Units, the Participant shall disclose to the Company in writing such information as may be reasonably requested with respect to direct or indirect ownership of any LTIP Units issued pursuant to this Agreement as the Company may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Company or to comply with requirements of any other appropriate taxing authority.

(h)    The Participant shall indemnify and hold the Company harmless from and against any and all loss, cost, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Participant in this Agreement or any other document furnished by it to the Company in connection with this Award, including, without limitation, the LP Agreement.

14.    No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of this Agreement to continue the Participant in employment and this Agreement shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Participant at any time.

15.    No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

16.    Status of Award LTIP Units. The Company will have the right at its option, as set forth in the LP Agreement, to issue shares of Common Stock in exchange for partnership units into which Award LTIP Units may have been converted pursuant to the LP Agreement, subject to certain limitations set forth in the LP Agreement. The Participant acknowledges that the Participant will have no right to approve or disapprove such election by the Company.

17.    Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Award LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

18.    Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to any principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the State of Utah.

19.    Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

20.    Notices. Notices hereunder shall be mailed or delivered to the Company addressed to Cottonwood Communities, Inc., 6340 South 3000 East, Suite 500, Salt Lake City, UT 84121, Attention: General Counsel, and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

21.    Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

22.    Successors and Assigns. The rights and obligations created hereunder shall be binding on the Participant and his or her heirs and legal representatives and on the successors and assigns of the Partnership.

23.    Data Privacy Consent. In order to administer this Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer this Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.

24.    Electronic Delivery of Documents. By accepting this Agreement, the Participant (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COTTONWOOD COMMUNITIES, INC.

By:
Name:
Title:

COTTONWOOD COMMUNITIES O.P., L.P.

By: COTTONWOOD COMMUNITIES, INC., its General Partner

By:
Name:
Title:

PARTICIPANT

By:
Name:
Address:

Section 14(f) Representation. Please initial or check ALL of the boxes which correctly describe the Participant.

☐

The Participant is a natural person: (i) whose individual net worth (assets minus liabilities), or joint net worth with that person’s spouse, exceeds $1,000,000 ((a) excluding (1) as an asset, the value of such natural person’s primary residence and (2) as a liability, the outstanding indebtedness secured by such natural person’s primary residence up to the fair market value of such primary residence, provided, however, that if the amount of such outstanding indebtedness has increased within the previous 60 days, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability and (b) including, as a liability, the outstanding indebtedness secured by the natural person’s primary residence in excess of the fair market value of such primary residence), or (ii) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐

The Participant is a natural person who is a director or executive officer (as defined below) of the Company. As used herein, “executive officer” shall mean the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company.

☐	Neither of the prior boxes correctly describes the Participant.

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Participant, desiring to become one of the within named Limited Partners of Cottonwood Communities O.P., L.P., hereby becomes a party to the Amended and Restated Limited Partnership Agreement of Cottonwood Communities O.P., L.P., as amended through the date hereof (the “LP Agreement”).

The Participant constitutes and appoints the General Partner and its authorized officers and attorneys-in-fact, and each of those acting singly, in each case with full power of substitution, as the Participant’s true and lawful agent and attorney-in-fact, with full power and authority in the Participant’s name, place and stead to carry out all acts described in Section 8.2 of the LP Agreement, such power of attorney to be irrevocable and a power coupled with an interest pursuant to Section 8.2 of the LP Agreement.

The Participant agrees that this signature page may be attached to any counterpart of the LP Agreement.

Participant:

By:
Name:
Date:

Address of Limited Partner:

EXHIBIT B

Section 83(b) Election1

The undersigned hereby elects pursuant to §83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the units described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Taxpayer’s Name:

Taxpayer’s Social Security Number:

Address:

Taxable Year: Calendar Year 201

2.	The property which is the subject of this election is LTIP Units in Cottonwood Communities O.P., L.P.

3.	The property was transferred to the undersigned on , 201 .

4.	The property is subject to the following restrictions:

The LTIP Units will be subject to restrictions on transfer and risk of forfeiture upon termination of service relationship and in certain other events

5.	The fair market value of the property at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in §1.83-3(h) of the Income Tax Regulations) is $0.

6.	For the property transferred, the undersigned paid $0.

7.	The amount to include in gross income is $0.

[1]

The 83(b) Election must be filed no later than 30 days after the date on which the property is transferred. The IRS has indicated that the election form should be sent to the IRS address listed for the taxpayer’s state under “Are you requesting a refund or are not enclosing a check or money order...” given in Where Do You File in the Instructions for Form 1040 and the Instructions for Form 1040A (this information can also be found by looking up your state at: https://www.irs.gov/filing/where-to-file-addresses-for-taxpayers-and-tax-professionals-filing-form-1040).

The undersigned taxpayer will file this election with the Internal Revenue Service Office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election will also be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing services in connection with which the property was transferred.

Dated: , 201
Taxpayer

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